UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Date of report; date of earliest event reported) April 17, 2006

RESIDENTIAL CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-51438	20-1770738
(Commission File Number)	(I.R.S. Employer Identification No.)
8400 Normandale Lake Boulevard, Minneapolis, Minnesota 55437
(Address of principal executive offices, with zip code)
(952) 857-8700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Residential Capital Corporation (“ResCap”) entered into an Underwriting Agreement, dated as of April 11, 2006 (the “Underwriting Agreement”), by and among ResCap, the guarantors party thereto and Citigroup Global Markets Inc., Bear, Stearns & Co. Inc., Barclays Capital Inc. and HSBC Securities (USA) Inc., as representatives of the several underwriters named on Schedule I to the Underwriting Agreement (the “Underwriters”), pursuant to which ResCap has agreed to issue to the Underwriters $750,000,000 aggregate principal amount of senior Floating Rate Notes due 2009 (the “Senior Floating Rate Notes”) and $1,750,000,000 aggregate principal amount of senior 6.50% Notes due 2013 (the “Senior Fixed Rate Notes”). A copy of the Underwriting Agreement, the form of the Senior Floating Rate Note and the form of the Senior Fixed Rate Note are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively.
Under a separate offering not registered under the Securities Act of 1933, ResCap also agreed to issue $1,000,000,000 aggregate principal amount of Subordinated Floating Rate Notes due 2009 (the “Subordinated Floating Rate Notes”), pursuant to a Subordinated Indenture, dated as of April 17, 2006 (the “Subordinated Indenture”), as supplemented by a Supplemental Subordinated Indenture, dated as of April 17, 2006 (the “Supplemental Subordinated Indenture”), by and among ResCap, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee. A copy of the Subordinated Indenture and the Supplemental Subordinated Indenture are attached hereto as Exhibits 99.4 and 99.5, respectively. A copy of the form of the Subordinated Floating Rate Note is attached as Exhibit A to the Supplemental Subordinated Indenture.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL CAPITAL CORPORATION
Date: April 17, 2006	/s/ Davee L. Olson
Davee L. Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Underwriting Agreement
99.2	Form of Senior Floating Rate Note
99.3	Form of Senior Fixed Rate Note
99.4	Subordinated Indenture
99.5	Supplemental Subordinated Indenture